                                                                  Exhibit 25.4-A
      ___________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________

                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)


NEW YORK                                                           13-4994650
(State of incorporation                                      (I.R.S. employer
if not a national bank)                                   identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                      10017
(Address of principal executive offices)                           (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                  ____________________________________________
                            DUKE CAPITAL CORPORATION
              (Exact name of obligor as specified in its charter)


DELAWARE                                                           62-6349496
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification No.)

526 SOUTH CHURCH STREET
CHARLOTTE, NORTH CAROLINA                                               28202
(Address of principal executive offices)                           (Zip Code)

                  ------------------------------------------
                        PREFERRED SECURITIES GUARANTEE
                       (DUKE CAPITAL FINANCING TRUST IV)
                      (Title of the indenture securities)

         ____________________________________________________________

                                    GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, Suite 2310, 5 Empire State Plaza, Albany, N.Y. 12223.

             Board of Governors of the Federal Reserve System, 20th and C Street, NW, Washington, D.C. 20551.

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y. 10045.

             Federal Deposit Insurance Corporation, 550 Seventeenth Street, NW, Washington, D.C. 20429.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 20th day of August, 1999.


                                             THE CHASE MANHATTAN BANK


                                                  By: /s/ N. Rodriguez
                                                      ------------------
                                                      N. Rodriguez
                                                      Trust Officer

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                at the close of business March 31, 1999, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                DOLLAR AMOUNTS
       ASSETS                                                    IN MILLIONS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin............................................    $  15,364
    Interest-bearing balances....................................        3,811
Securities:
Held to maturity securities......................................        1,084
Available for sale securities....................................       49,894
Federal funds sold and securities purchased under
    agreements to resell.........................................       27,638
Loans and lease financing receivables:
    Loans and leases, net of unearned income     $131,839
    Less: Allowance for loan and lease losses       2,642
    Less: Allocated transfer risk reserve......         0
    Loans and leases, net of unearned income,    --------
    allowance and reserve........................................      129,197
Trading Assets...................................................       45,483
Premises and fixed assets (including capitalized
    leases)......................................................        3,124
Other real estate owned..........................................          242
Investments in unconsolidated subsidiaries and
    associated companies.........................................          171
Customers' liability to this bank on acceptances
    outstanding..................................................          974
Intangible assets................................................        2,017
Other assets.....................................................       12,477
                                                                        ------
TOTAL ASSETS.....................................................    $ 291,476
                                                                     =========

                                      -4-

                                  LIABILITIES
Deposits:
    In domestic offices.............................          $102,273
    Noninterest-bearing......................$39,135
    Interest-bearing......................... 63,138
                                              ------
    In foreign offices, Edge and Agreement,
    subsidiaries and IBF's............................         74,586
    Noninterest-bearing........................$ 4,221
    Interest-bearing........................... 70,365

Federal funds purchased and securities sold under agree-
ments to repurchase...................................         41,039
Demand notes issued to the U.S. Treasury..............          1,000
Trading liabilities...................................         32,929

Other borrowed money (includes mortgage indebtedness
    and obligations under capitalized leases):
    With a remaining maturity of one year or less.....          4,353
    With a remaining maturity of more than one year
        through three years...........................             14
    With a remaining maturity of more
        than three years..............................             92
Bank's liability on acceptances executed and outstanding          974
Subordinated notes and debentures.....................          5,427
Other liabilities.....................................          9,684

TOTAL LIABILITIES.....................................        272,371
                                                              -------

                               EQUITY CAPITAL

Perpetual preferred stock and related surplus                       0
Common stock..........................................          1,211
Surplus (exclude all surplus related to preferred stock)       11,016
Undivided profits and capital reserves................          7,040
Net unrealized holding gains (losses)
on available-for-sale securities......................           (179)
Accumulated net gains (losses) on cash flow hedges....              0
Cumulative foreign currency translation adjustments...             17
TOTAL EQUITY CAPITAL..................................         19,105
                                                             --------
TOTAL LIABILITIES AND EQUITY CAPITAL..................       $291,476
                                                             ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                           JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                           WALTER V. SHIPLEY       )
                                           THOMAS G. LABRECQUE     )  DIRECTORS
                                           WILLIAM B. HARRISON, JR.)

                                      -5-